UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 14, 2020
Date of report (Date of earliest event reported)

RENASANT CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $5.00 par value per share	RNST	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 14, 2020, Renasant Corporation issued a press release announcing that, due to the ongoing public health impact of the coronavirus (COVID-19) pandemic and the related shelter-in-place order issued by the Governor of the State of Mississippi, and to support the health and well-being of its shareholders, employees, directors and the community, the Company has elected to change the format of its annual meeting of shareholders (the “Annual Meeting”) from a physical meeting to a virtual meeting. The Annual Meeting will still be held on Tuesday, April 28, 2020 at 1:30 p.m., CDT. However, shareholders will only be able to attend online and will not be able to attend in person. A copy of the press release is filed as Exhibit 99.1 to this report.

Further information regarding the changes to the Annual Meeting and information for shareholders who plan to attend the virtual meeting can be found in the Notice of Change of Location of Annual Meeting of Shareholders filed as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibits are being filed herewith and this list shall constitute the exhibit index:

Exhibit Number	Description of Exhibit
99.1	Press Release: Renasant Corporation Announces Annual Meeting to be Held as a Virtual Meeting
99.2	Notice of Change of Location of Annual Meeting of Shareholders to be Held on April 28, 2020
104	The cover page of Renasant Corporation's Form 8-K is formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Date: April 14, 2020	By:	/s/ C. Mitchell Waycaster
C. Mitchell Waycaster
President and Chief Executive Officer